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                                                                    World Vision

                                                  Africa Regional Communications

                                                           September 16, 2003

The Senior Advisor
Trade Negotiations & Legislative Affairs
Calypte Biomedical Corporation
1265 Harbor Bay Parkway
Alameda CA 94502

Attn:  Stephen Hoffman

RE: URINE BASED HIV TESTING KIT
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With reference to the above, we write to confirm that the same has been introduced to us by your local representative. Our Health Department in charge of individual African States have expressed their support for this new self administered and non invasive kit and believe it will greatly increase our rate of HIV testing.

Currently, World Vision Africa spends over 1 million US Dollars quarterly on HIV blood based testing kits and would automatically switch to urine based due to our limited number of our field staff. We will however need confirmation and review certification of your urine kit by our local Kenyan Public Health Laboratory before placing an order with Calypte for a million US Dollars in the next quarter.

We look forward to working with you at your earliest.

Yours faithfully,

/s/ Dida Guyo

Dida Guyo
Procurement & Liason Officer
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